Exhibit 99.1

WK Kellogg Co
Financial News Release

Analyst Contact:
Karen Duke (269) 401-3164

Media Contact:
Stacy Flathau (269) 401-3002

WK Kellogg Co Announces Fourth Quarter and Full Year 2024 Financial Results; Provides 2025 Financial Outlook

BATTLE CREEK, Mich. - February 11, 2025 - WK Kellogg Co (NYSE: KLG) today reported financial results for its fourth quarter and full year 2024, and provided 2025 guidance.

Highlights:

•Full year 2024 reported net sales decreased 2.0% year-over-year
•Full year 2024 adjusted net sales decreased 1.1% year-over-year when compared to standalone adjusted net sales
•Full year 2024 reported net income decreased 34.5% year-over-year
•Full year 2024 adjusted net income decreased 9.1% year-over-year when compared to standalone adjusted net income
•Full year 2024 adjusted EBITDA grew 6.6% year-over-year when compared to standalone adjusted EBITDA
•The Company provides 2025 organic net sales growth guidance of approximately (1)%
•The Company provides 2025 adjusted EBITDA growth guidance of 4% to 6%

“I am pleased with our overall 2024 financial results, including delivering adjusted EBITDA growth above the top end of our guidance range,” said Gary Pilnick, Chairman and Chief Executive Officer. “The team has done a great job executing on our plan, advancing our strategic priorities, and building for the future, which gives us confidence in our ability to deliver on our 2025 commitments.”

Financial Summary:	Quarter ended			Year ended
(millions)	December 28, 2024	December 30, 2023	% Change	December 28, 2024	December 30, 2023	% Change
Reported Net Sales	$640	$651	(1.8)%	$2,708	$2,763	(2.0)%
Adjusted net sales *	$640	$651		$2,708	$2,763
Standalone adjusted net sales*	$640	$651	(1.8)%	$2,708	$2,739	(1.1)%

Reported net income (loss)	$19	$15	26.7%	$72	$110	(34.5)%
Adjusted net income*	$37	$25	48.0%	$149	$171	(12.9)%
Standalone adjusted net income*	$37	$25	48.0%	$149	$164	(9.1)%
EBITDA*	$38	$48	(20.8)%	$193	$221	(12.7)%
Adjusted EBITDA*	$57	$53	7.5%	$275	$267	3.0%
Standalone adjusted EBITDA*	$57	$53	7.5%	$275	$258	6.6%
Reported net income margin	2.9%	2.3%	0.6%	2.6%	4.0%	(1.4)%
Adjusted EBITDA margin*	8.9%	8.2%	0.7%	10.1%	9.7%	0.4%
Standalone adjusted EBITDA margin*	8.9%	8.2%	0.7%	10.1%	9.4%	0.7%

* Adjusted net sales, Standalone adjusted net sales, Adjusted net income, EBITDA, Adjusted EBITDA, Standalone adjusted EBITDA, Adjusted EBITDA margin and Standalone adjusted EBITDA margin are non-GAAP financial measures. See the "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures, including a definition of each non-GAAP financial measure and reconciliations of each non-GAAP financial measure to the most directly comparable financial measure determined in accordance with U.S. generally accepted accounting principles (“GAAP”).
Fourth Quarter and Full Year 2024 Business Performance

Reported fourth quarter net sales were $640 million, a 1.8% decline year-over-year. Fourth quarter adjusted net sales were $640 million, a 1.8% decline year-over-year. For the fourth quarter, price/mix increased 3.8% and volume was down 5.6%. The fourth quarter net sales decline was due to the ongoing challenging business environment and the unfavorable impact from foreign exchange translation, resulting from the weakening of the Canadian Dollar in relation to the U.S. Dollar.

Full year 2024 reported net sales were $2,708 million, a 2.0% decrease year-over-year. Full year 2024 adjusted net sales were $2,708 million, a 1.1% decrease year-over-year when compared to standalone adjusted net sales. For the year 2024, price/mix increased 2.7% and volume was down (3.7)%. These declines reflect the ongoing challenging business environment.

Fourth quarter reported net income was $19 million, a 26.7% increase year-over-year. Fourth quarter adjusted EBITDA was $57 million, a 7.5% increase year-over-year. These increases reflect improved productivity and reduced waste within our supply chain operations.

Full year 2024 reported net income was $72 million, a 34.5% decrease year-over-year reflecting business, portfolio realignment and restructuring costs related to our supply chain modernization plan. Full year 2024 adjusted EBITDA was $275 million, a 6.6% increase year-over-year when compared to standalone adjusted EBITDA. This increase reflects improved productivity and reduced waste within our supply chain operations.

WK Kellogg Co Full Year 2025 Financial Outlook
WK Kellogg Co is providing the following 2025 financial guidance.
•2025 organic net sales growth is projected to be approximately (1.0)%
•2025 adjusted EBITDA growth is projected to be 4.0% to 6.0%

Our 2025 financial outlook does not include any impact from potential tariffs with Mexico and Canada.

The aforementioned forward-looking non-GAAP financial measures include estimates of certain items as discussed below, from which actual future results may vary. The table below outlines the projected impact of certain other items that are excluded from forward-looking Adjusted EBITDA guidance for 2025:

Impact of certain items excluded from Non-GAAP Adjusted EBITDA guidance:
(millions)
Full Year 2025
Interest expense	$35 - $40
Depreciation and amortization expense	$85 - $90
Estimated return on pension assets	$45 - $50
Separation costs	$25 - $30
Business, portfolio realignment and restructuring costs	$105 - $115
Adjusted EBITDA	$286 - $292

The Company has not provided reconciliations of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable forward-looking GAAP financial measure as it is unable to predict with reasonable certainty and without unreasonable effort certain adjustment items including foreign exchange translation, mark-to-market impacts on certain commodity and foreign currency contracts, pension mark-to-market impacts and income tax expense. The timing and amounts of these adjustment items are uncertain and could have a substantial impact on the respective GAAP financial measure. The Company is providing quantification of certain known adjustment items where available.

Quarterly Dividend Increase
As previously announced on February 6 2025, the company's Board of Directors approved an increase in its quarterly dividend to $0.165 per share, which represents a 3% increase from $0.16 per share paid in the fourth quarter of 2024. The quarterly dividend is payable on March 14, 2025 to shareholders of record at the close of business on February 28, 2025.

Conference Call / Webcast
WK Kellogg Co will host a conference call to discuss its fourth quarter and full year 2024 results and 2025 outlook on Tuesday, February 11, 2025, at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.wkkellogg.com. Information regarding the rebroadcast is available at http://investor.wkkellogg.com.

About WK Kellogg Co

At WK Kellogg Co, we bring our best to everyone, every day through our trusted foods and brands. Our journey began in 1894, when our founder W.K. Kellogg reimagined the future of food with the creation of Corn Flakes, changing breakfast forever. Our iconic brand portfolio includes Kellogg’s Frosted Flakes®, Rice Krispies®, Froot Loops®, Kashi®, Special K®, Kellogg’s Raisin Bran®, and Bear Naked®. With a presence in the majority of households across North America, our brands play a key role in enhancing the lives of millions of consumers every day, promoting a strong sense of physical, emotional and societal wellbeing. Our beloved brand characters, including Tony the Tiger® and Toucan Sam®, represent our deep connections with the consumers and communities we serve. Through our sustainable business strategy – Feeding HappinessTM – we aim to build healthier and happier futures for families, kids and communities. We are making a positive impact, while creating foods that bring joy and nourishment to consumers. For more information about WK Kellogg Co and Feeding Happiness, visit www.wkkellogg.com.
Non-GAAP Financial Measures
The non-GAAP financial measures in this press release are supplemental measures of WK Kellogg Co performance. These non-GAAP financial measures that WK Kellogg Co provides to management and investors exclude certain items that the Company does not consider part of on-going operations. Our management team utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of the business, and for resource allocation decisions, including incentive compensation. As a result, WK Kellogg Co believes the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by the management team and improves investors’ understanding of WK Kellogg Co’s underlying operating performance, which is useful in the analysis of ongoing operating trends. All historical non-GAAP financial measures have been reconciled from the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measures. Standalone metrics apply to periods prior to the spin-off from Kellanova on October 2, 2023 (the "Spin-off").

As non-GAAP financial measures are not standardized, they may not be comparable to financial measures used by other companies or to non-GAAP financial measures having the same or similar names. In order to compensate for such limitations of non-GAAP measures, readers should review the reconciliations and should not consider these measures in isolation from, or as alternatives to, the comparable financial measures determined in accordance with GAAP.

•Organic net sales: WK Kellogg Co adjusts the GAAP financial measure to exclude the impact of currency, acquisitions, divestitures, and 53rd week transactions. The company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate. We exclude the items which we believe may obscure trends in our underlying net sale performance. Management uses this non-GAAP measure to evaluate the effectiveness of the initiatives behind net sales growth, pricing realization, and the impact of mix on our business results.

•Adjusted net sales: WK Kellogg Co adjusts the GAAP financial measure to exclude the impact of acquisitions, divestitures and 53rd week transactions. We exclude the items which we believe may obscure trends in our underlying net sales performance. Management uses this non-GAAP measure to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results.

•Standalone adjusted net sales: WK Kellogg Co adjusts the GAAP financial measure to exclude the impact of prior year (pre-Spin-off) intercompany sales arrangements with Kellanova that ceased upon the Spin-off. Management believes that this non-GAAP financial measure provides investors a clearer basis to assess results over time by providing transparency to factors relevant to the pre-Spin-off period that are helpful in assessing baseline comparable information. Standalone metrics apply to periods prior to the Spin-off. Adjusted net sales growth rates are calculated using standalone adjusted net sales as the base year comparable metric.

•Adjusted gross profit and adjusted gross margin: WK Kellogg Co adjusts GAAP gross profit and gross margin to exclude the effect of business, portfolio realignment and restructuring costs, separation costs related to the Spin-off and mark-to-market impacts from commodity and foreign currency contracts. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives.

•Standalone adjusted gross profit and standalone adjusted gross margin: WK Kellogg Co adjusts the GAAP financial measures to exclude the effect of business, portfolio realignment and restructuring costs, separation costs related to the Spin-off and mark-to-market impacts from commodity and foreign currency contracts resulting in adjusted. Additionally, the Company excludes the impact of prior year (pre Spin off) intercompany sales and royalty arrangements with Kellanova that ceased upon the Spin-off. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented and believes that these measures provide investors a clearer basis to assess results over time by providing transparency to factors relevant to the pre-Spin-off period that are helpful in assessing baseline comparable information. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives. Standalone metrics apply to periods prior to Spin-off. Adjusted gross profit and adjusted gross margin are calculated using standalone adjusted gross profit and gross margin as the base year comparable metric.

•Adjusted EBITDA: WK Kellogg Co adjusts the GAAP financial measure to exclude interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income (expense), net, separation costs related to the Spin-off and business, portfolio realignment and restructuring costs. Management believes that this non-GAAP financial measure provides a measure of operating profitability that assists in understanding baseline historical information in the pre-Spin periods and provides investors an additional basis to assess over time. Adjusted EBITDA growth rates are calculated using standalone adjusted EBITDA as the base year comparable metric.

•Standalone adjusted EBITDA: WK Kellogg Co adjusts the GAAP financial measure to exclude interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income/expenses, separation costs related to the Spin-off and business, portfolio realignment and restructuring costs. Additionally, the Company excludes the impact of prior year (pre-Spin-off) intercompany sales and royalty arrangements with Kellanova that ceased upon the spin-off and for the impact of estimated incremental recurring costs to operate as a standalone company, net of estimated incremental depreciation. Management believes that this non-GAAP financial measure provides a measure of operating profitability that assists in understanding baseline historical information in the pre-Spin-off period and provides investors an additional basis to assess results over time. Standalone metrics apply to periods prior to Spin-off. Adjusted EBITDA growth rates are calculated using standalone adjusted EBITDA as the base year comparable metric.

•Adjusted EBITDA margin: WK Kellogg Co has defined adjusted EBITDA margin as adjusted EBITDA divided by adjusted net sales. Management believes that this non-GAAP measure provides a measure of operating profitability that assists in understanding baseline historical information in the pre-Spin-off periods. Adjusted EBITDA margin growth rates are calculated using standalone adjusted EBITDA as the base year comparable metric.

•Standalone adjusted EBITDA margin: WK Kellogg Co has defined standalone adjusted EBITDA margin as standalone adjusted EBITDA divided by standalone adjusted net sales. Management believes that this non-GAAP measure provides a measure of operating profitability that assists in understanding baseline historical information in the pre-Spin-off periods. Note: Standalone metrics apply to periods prior to the Spin-Off. Adjusted EBITDA margin growth rates are calculated using standalone adjusted EBITDA as the base year comparable metric.

•Adjusted Net Income: WK Kellogg Co adjusts the GAAP net income (loss) for: mark-to-market impacts from commodity, foreign currency and pension contracts (service cost, interest cost, expected     return on plan    assets, and other net periodic pension costs are not excluded), separation costs related to the Spin-Off, business, portfolio realignment and restructuring costs and the tax impacts of these noted items. Management believes that this non-GAAP financial metric provide investors an additional basis to assess results over time.

•Standalone Adjusted Net Income:WK Kellogg Co adjusts the GAAP net income (loss) for: mark-to-market impacts from commodity, foreign currency and pension contracts (service cost, interest cost, expected     return on plan assets, and other net periodic pension costs are not excluded), separation costs related to the Spin-off, business, portfolio realignment and restructuring costs and the tax impacts of these noted items. Additionally, the Company excludes the impact of prior year (pre-Spin-off) intercompany sales and royalty arrangements with Kellanova that ceased upon the Spin-off and for the impact of estimated incremental recurring costs to operate as a standalone company. Management believes that this non-GAAP financial metric provide investors an additional basis to assess results over time.

•Adjusted Earnings Per Share (EPS): WK Kellogg Co adjusts the GAAP EPS for the per share affect of: mark-to-market impacts from commodity, foreign currency and pension contracts (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), pre-tax separation costs related to the Spin-off, business, portfolio realignment and restructuring costs and the tax impacts of these noted items. Management believes that these metrics provide investors an additional basis to assess results over time.

•Standalone Adjusted Earnings Per Share (EPS): WK Kellogg Co adjusts the GAAP EPS for the per share affect of: mark-to-market impacts from commodity, foreign currency and pension contracts (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), pre-tax separation costs related to the Spin-off, business, portfolio realignment and restructuring costs and the tax impacts of these noted items. Additionally, the Company excludes the impact of prior year (pre-Spin-off) intercompany sales and royalty arrangements with Kellanova that ceased upon the spin-off and for the impact of estimated incremental recurring costs to operate as a standalone company. Management believes that these metrics provide investors an additional basis to assess results over time.

•Net debt: WK Kellogg Co has defined net debt as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. Cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Management uses this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.

•Free cash flow: WK Kellogg Co has defined free cash flow as Net cash provided by (used in) operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met.
Forward-Looking Statements

This press release contains a number of forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include predictions of future results or activities and may contain the words “expect,” “believe,” “will,” “can,” “anticipate,” “estimate,” “project,” “should,” "would," or words or phrases of similar meaning. You are cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, a decline in demand for ready-to-eat cereals; the timing, magnitude and duration of new or increased tariffs on imports from and exports to Canada and Mexico; supply chain disruptions, increases in costs and/or shortages of raw materials, labor, fuels and utilities as a result of geopolitical, economic, trade policies and regulations, and market conditions; consumers’ perception of our brands or company; business disruptions; our ability to drive our growth targets to increase revenue and profit; our failure to achieve our targeted cost savings and efficiencies from the restructuring plan associated with our supply chain modernization and other cost reduction initiatives; strategic acquisitions, alliances, divestitures or joint ventures or organic growth opportunities we may pursue in the future; material disruptions at one of our facilities; our ability to attract, develop and retain the highly skilled people we need to support our business; a shortage of labor, our failure to successfully negotiate collectively bargained agreements, or other general inflationary pressures or changes in applicable laws and regulations that could increase labor costs; an increase in our post-retirement benefit-related costs and funding requirements caused by, among other things, volatility in the financial markets, changes in interest rates and actuarial assumptions; our inability to obtain sufficient capital to grow our business and to increase our revenues; an impairment of the carrying value of goodwill or other acquired intangibles; increases in the price of raw materials, including agricultural commodities, packaging, fuel and labor; increases in transportation costs and reduced availability of, or increases in, the price of oil or other fuels; competition, including with respect to retail and shelf space; the changing retail environment and the growing presence of alternative retail channels; the successful development of new products and processes; adverse changes in the global climate or extreme weather conditions; and other risk factors as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its Registration Statement on Form 10, Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, Current Reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exhaustive.

Any forward-looking statement made in this press release speaks only as of the date of this press release. WK Kellogg Co does not undertake to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

[WK Kellogg Co Financial News]

WK KELLOGG CO
CONSOLIDATED STATEMENT OF INCOME (LOSS) (Unaudited)
(millions, except per share data)

	Quarter ended		Year ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net sales	$640	$651	$2,708	$2,763
Cost of goods sold	440	465	1,915	2,009
Selling, general and administrative expense	163	165	631	662
Restructuring costs	15	—	53	—
Operating profit	22	21	109	92
Interest expense	7	10	30	10
Other income (expense), net	(2)	10	6	63
Income before income taxes	13	21	85	145
Income taxes	(6)	6	13	35
Net income	$19	$15	$72	$110

Per share amounts:
Basic earnings	$0.22	$0.18	$0.83	$1.28
Diluted earnings	$0.21	$0.18	$0.82	$1.28
Average shares outstanding:
Basic	86	86	86	86
Diluted	88	86	87	86

WK KELLOGG CO
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(millions)

	Year ended
	December 28, 2024	December 30, 2023
Operating activities
Net income	$72	$110
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	78	66
(Gain) / loss on retirement of equipment	4	14
Pension and postretirement benefit plan expense (benefit)	(21)	(60)
Insurance recoveries	—	(4)
Deferred income taxes	(19)	(4)
Stock compensation	16	8
Restructuring expense	52	—
Other	1	—
Pension plan contributions	(24)	—
Changes in operating assets and liabilities:
Trade receivables	55	(85)
Inventories	(12)	86
Accounts payable	(67)	167
Obligations under Transition Services Agreement	(44)	52
Income taxes payable	7	7
Accrued advertising and promotion	(21)	79
Accrued salaries and wages	5	25
All other current assets and liabilities	4	(24)
All other noncurrent assets and liabilities	14	(15)
Net cash provided by (used in) operating activities	$100	$422
Investing activities
Additions to properties	(129)	(150)
Property damage recoveries from insurance proceeds	—	4
Net cash provided by (used in) investing activities	$(129)	$(146)
Financing activities
Proceeds from borrowings under the Credit Agreement	—	664
Repayment of borrowings under the Credit Agreement	(13)	(164)
Payment of financing fees	—	(7)
Issuances of notes payable, with maturities greater than 90 days	77	—
Reductions of notes payable, with maturities greater than 90 days	(29)	—
Net increase (reduction) of notes payable, with maturities less than or equal to 90 days	(1)	4
Net issuances of common stock	5	—
Dividend to Kellanova	—	(663)
All other net transfers to Kellanova	—	(8)
Dividends paid	(55)	(14)
Net cash provided by (used in) financing activities	$(16)	$(188)
Effect of exchange rate changes on cash and cash equivalents	(4)	1
Increase (decrease) in cash and cash equivalents	(49)	89
Cash and cash equivalents at beginning of period	89	—
Cash and cash equivalents at end of period	$40	$89

WK Kellogg Co Free Cash Flow:
Net cash provided by (used in) operating activities	$100	$422
Additions to properties	(129)	(150)
Free cash flow (a)	$(29)	$272
(a) Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

WK KELLOGG CO
CONSOLIDATED BALANCE SHEET (Unaudited)
(millions, except per share data)

	December 28, 2024	December 30, 2023
Current assets
Cash and cash equivalents	$40	$89
Accounts receivable, net	199	244
Inventories, net	353	345
Other current assets	27	28
Total current assets	619	$706
Property, net	786	739
Operating lease right-of-use assets	113	18
Goodwill	53	53
Other intangibles	57	57
Postretirement plan assets	301	283
Other assets	33	33
Total assets	$1,962	$1,889
Current liabilities
Current maturities of long-term debt	24	8
Notes payable	51	4
Accounts payable	513	541
Accrued advertising and promotion	98	121
Accrued salaries and wages	61	57
Other current liabilities	94	105
Total current liabilities	841	$836
Long-term debt	460	487
Operating lease liabilities	95	12
Deferred income taxes	83	106
Pension liability	124	135
Other liabilities	42	13
Commitments and contingencies
Equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized Issued: 86,101,154 shares in 2024 and 85,812,883 shares in 2023	—	—
Capital in excess of par value	343	327
Retained earnings	16	1
Accumulated other comprehensive income (loss)	(42)	(28)
Total equity	317	300
Total liabilities and equity	$1,962	$1,889

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Standalone Adjusted Net Sales

	Quarter ended		Year ended
(millions)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported net sales	$640	$651	$2,708	$2,763
Adjusted net sales	640	651	2,708	2,763
Impact of prior intercompany sales agreements	—	—	—	(24)
Standalone adjusted net sales	$640	$651	$2,708	$2,739

% change - 2024 vs. 2023:
Reported net sales growth	(1.8)%		(2.0)%
Adjusted net sales growth	(1.8)%		(2.0)%
Impact of prior intercompany sales agreements	—%		0.9%
Standalone adjusted net sales growth	(1.8)%		(1.1)%
Volume (tonnage) (a)	(5.6)%		(3.7)%
Pricing/mix (a)	3.8%		2.7%
(a) Volume and pricing/mix changes percentage excludes the impact of pre-Spin-off intercompany sales agreements.
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Standalone Adjusted Gross Profit

	Quarter ended		Year ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported gross profit	$200	$186	$793	$754
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	(6)	1	(1)	3
Separation costs	—	2	8	21
Business portfolio realignment and restructuring costs	1	1	7	4
Adjusted gross profit	$195	$190	806	783
Impact of prior intercompany and sales and royalty agreements	—	—	—	8
Standalone adjusted gross profit	$195	$190	806	790
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Standalone Adjusted Gross Margin

	Quarter ended		Year ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported gross margin	31.3%	28.6%	29.3%	27.3%
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	(1.0)%	0.1%	(0.1)%	0.1%
Separation costs	0.1%	0.3%	0.3%	0.8%
Business portfolio realignment and restructuring costs	0.1%	0.2%	0.3%	0.1%
Adjusted gross margin	30.5%	29.2%	29.8%	28.3%
Impact of prior intercompany and sales and royalty agreements	—%	—%	—%	0.6%
Standalone adjusted gross margin	30.5%	29.2%	29.8%	28.9%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK Kellogg Co and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Income to Adjusted Net Income

	Quarter ended		Year ended
(millions)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported net income	$19	$15	$72	$110
(Gain) loss on mark-to-market	2	—	10	(29)
Separation costs	6	13	29	102
Business portfolio realignment and restructuring costs (a)	16	1	63	4
Income tax impact applicable to adjustments, net*	(6)	(4)	(25)	(16)
Adjusted net income	37	$25	149	$171
Estimated standalone costs	—	—	—	(17)
Historical intercompany sales and royalty agreements	—	—	—	8
Income tax impact applicable to adjustments, net*	—	—	—	2
Standalone adjusted net income	37	$25	149	$164
Note: Tables may not foot due to rounding.
(a) Business, portfolio realignment and restructuring costs include approximately $15 million and $53 million of restructuring costs for quarter and year ended, December 28, 2024, respectively.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Income (Loss) to Standalone Adjusted EBITDA

	Quarter ended		Year ended
(millions)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported net income (loss)	$19	$15	$72	$110
Interest expense	7	10	30	10
Income tax expense (benefit)	(6)	6	13	35
Depreciation and amortization expense	19	17	78	66
EBITDA	$38	$48	$193	$221
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	(6)	1	(1)	3
Other (income) expense (b)	2	(10)	(5)	(63)
Separation costs	6	13	29	102
Business portfolio realignment and restructuring costs (a)	16	1	60	4
Adjusted EBITDA	$57	$53	$275	$267
Historical intercompany sales and royalty agreements	—	—	—	8
Estimated standalone costs	—	—	—	(17)
Standalone Adjusted EBITDA	$57	$53	$275	$258
Reported Net Income Margin	2.9%	2.3%	2.6%	4.0%
Adjusted EBITDA Margin	8.9%	8.2%	10.1%	9.7%
Standalone Adjusted EBITDA Margin	8.9%	8.2%	10.1%	9.4%
Note: Tables may not foot due to rounding.
(a) Business, portfolio realignment and restructuring costs include approximately $15 million and $53 million of restructuring costs for quarter end and year ended, December 28, 2024, respectively.
(b) Other (income) expense includes a $3 million pension curtailment loss driven by restructuring activities within the year ended, December 28, 2024
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK Kellogg Co Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Earnings Per Share to Standalone Adjusted Diluted Earnings Per Share

	Quarter ended		Year ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Reported diluted EPS	$0.21	$0.18	$0.82	$1.28
(Gain) loss on mark-to-market	0.02	—	0.11	(0.34)
Separation costs	0.07	0.15	0.33	1.19
Business portfolio realignment and restructuring costs	0.18	0.01	0.73	0.05
Income tax impact applicable to adjustments, net*	(0.06)	(0.05)	(0.29)	(0.19)
Adjusted diluted EPS	$0.42	$0.29	$1.70	$1.99
Estimated standalone costs	—	—	—	(0.20)
Historical intercompany sales and royalty agreements	—	—	—	0.09
Income tax impact applicable to adjustments, net*	—	—	—	0.03
Standalone adjusted diluted EPS	$0.42	$0.29	$1.70	$1.91
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	December 28, 2024	December 30, 2023
Notes payable	$51	$4
Current maturities of long-term debt	24	8
Long-term debt	460	487
Total debt liabilities	535	499
Less:
Cash and cash equivalents	(40)	(89)
Net debt	$495	$410
For more information on the reconciling items in the table above, please refer to the Non-GAAP Financial Measures section earlier in this release.

Significant items impacting comparability

Mark-to-market on foreign exchange, commodity hedges and pension
The Company recognizes mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. The Company recorded a pre-tax mark-to-market gain on commodity and foreign currency contracts of $6 million and $1 million for the quarter and year ended December 28, 2024, respectively. Additionally, the Company recorded a pre-tax mark-to-market loss of $1 million and $3 million for the quarter and year ended December 30, 2023, respectively. The Company recorded a loss of $8 million and $11 million on mark-to-market related to pension plans for the quarter and year ended December 28, 2024, respectively. The Company recorded a gain of $1 million and $33 million on mark-to-market related to pension plans for the quarter and year ended December 30, 2023, respectively.

Separation costs
The Company incurred pre-tax charges related to the Spin-Off, primarily related to transition and spin-related employee costs under the Transition Services Agreement of $6 million and $29 million for the quarter and year ended December 28, 2024, respectively. Additionally, the Company recorded separation costs, primarily related to legal and consulting costs, of $13 million and $102 million for the quarter and year ended December 30, 2023, respectively. Prior to the Spin-Off, the Company received an allocation of separation costs from Kellanova of $89 million and $26 million during 2023 and 2022, respectively, which are included in the aforementioned amounts.

Business and portfolio realignment and restructuring
The Company incurred restructuring and non-restructuring costs related to a reconfiguration of our supply chain network designed to drive increased productivity, resulting in pre-tax costs of $16 million and $63 million for the quarter and year ended December 28, 2024, respectively, including $3 million of curtailment expense included in other income (expense), net. The Company incurred pre-tax costs in connection with its business and portfolio realignment of $1 million and $4 million for the quarter and year ended December 30, 2023, respectively.

Other income (expense)
The Company excludes the impact of all non-operating items from their Adjusted EBITDA calculation, which primarily includes pension related income (expense), net, and financing fees. As a result, other expense of $2 million and income of $5 million were excluded for the quarter and year ended December 28, 2024, respectively. Additionally, other income of $10 million and $63 million were excluded for the quarter and year ended December 30, 2023, respectively.

Historical intercompany sales and royalty agreements
The Company recognizes certain pre-existing intercompany royalty and sales arrangements with Kellanova that ceased to exist upon spin. The net sales impact of these agreements was $24 million for the year ended December 30, 2023. The gross profit impact of these agreements was $8 million for the year ended December 30, 2023.

Estimated standalone costs
The Company estimated expense of incremental and recurring costs required to operate as a separate public company, shown net of estimated related incremental depreciation costs. Estimated standalone costs year ended December 30, 2023 were $17 million.